THE BANK OF NEW YORK
101 Barclay Street
New York, New York 10286

March 28, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
Attn: Document Control

Re:   American Depositary Shares evidenced by American
Depositary Receipts each representing two hundred and fifty Ordinary Shares of QXL ricardo plc (with nominal value of UNITED KINGDOM POUND 0.001 Pounds) (File
Number 333-10758)


Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities Act of
1933, as amended, on behalf of The Bank of New York, as
 depositary for securities against which American
Depositary
 Receipts are to be issued, we attach a copy of the prospectus ("Prospectus"). As required by Rule 424(e) the upper right hand corner of the cover page of each copy has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the prospectus relates.

Pursuant to Section III B of the General Instructions to the Form F-6 Registration Statement, the Prospectus consists of the ADR certificate for QXL ricardo plc.

Due to the par value change of QXL ricardo plc, the Prospectus has been revised to reflect the new nominal value which states that:

"Effective March 31, 2003 the nominal value has changed to UNITED KINGDOM POUND 1"

Very truly yours,


/s/ Seth Menell
Senior Account Manager
Tel #(212) 815-6915
Fax #(212) 571-3050

cc:	Paul Dudek, Esq.
	(Office of International Corporate Finance)